Exhibit 10.63

STOCK PURCHASE AGREEMENT

BETWEEN

TIM McQUAID

AND

PopMail.com, inc.

February 14, 2001

STOCK PURCHASE AGREEMENT

This Agreement entered into as of February 14, 2001, by and among PopMail.com, inc., a Minnesota corporation ("Seller" and/or "Shareholder"), and Tim McQuaid ("Buyer"). The Seller and Buyer are referred to collectively herein as the "Parties," and individually as a "Party."

The Seller owns all of the outstanding capital stock of Fan Asylum, Inc., a California corporation (the "Target").

This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Target in return for cash and the other consideration set forth herein.

1. Definitions.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Affiliated Group" means any affiliated group within the meaning of Code 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

"Allocable Portion" means with respect to the share of any Seller in a particular amount that fraction equal to the number of Target Shares the Seller holds as set forth in 4(b) of the Disclosure Schedule over the total number of outstanding Target Shares.

"Buyer" has the meaning set forth in the preface above.

"Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

"Closing" has the meaning set forth in 2(f) below.

"Closing Date" has the meaning set forth in 2(f) below.

"COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code 4980B.

"Code" means the Internal Revenue Code of 1986, as amended.

"Confidential Information" means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

"Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

"Employee Pension Benefit Plan" has the meaning set forth in ERISA 3(2).

"Employee Welfare Benefit Plan" has the meaning set forth in ERISA 3(1).

"Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code 414.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

"Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

"Knowledge" means actual knowledge without independent investigation.

"Multiemployer Plan" has the meaning set forth in ERISA 3(37).

"Ordinary Course of Business" means the ordinary course of business consistent with part custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in 2(b) below.

"Reportable Event" has the meaning set forth in ERISA 4043.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Seller" has the meaning set forth in the preface above.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Target" has the meaning set forth in the preface above.

"Target Share" means any share of the Common Stock of the Target.

"Third Party Claim" has the meaning set forth in 8(d) below.

2. Purchase and Sale of Target Shares.

(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, the Seller agrees to sell to the Buyer, all of its Target Shares for the consideration specified below in this 2.

(b) Purchase Price. The Buyer agrees to pay to the Seller at the Closing the "Purchase Price" by delivery of (i) $100,000 in cash by wire transfer or other delivery of immediately available funds (disbursement of which is subject to post-closing covenants as described herein), (ii) the forfeiture of all rights to receive additional PopMail stock, beyond the 87,673 shares purchased on or about October 12, 2000 which are currently in escrow and to which he is currently entitled and (iii) the release of all claims against Seller, Seller's subsidiaries, past and present officers and directors of Seller and Seller's subsidiaries, and agents, attorneys, consultants and employees of Seller. In addition, (A) McQuaid shall not be entitled to the 280,000 earn-out shares or any shares which would otherwise be issued in connection with his reset rights under the agreement by which PopMail.com, inc. bought the shares of Fan Asylum and (B) PopMail.com, inc. shall have a 15% carried interest in Target, such that if Target shall be sold before January 31, 2004, PopMail.com, inc. shall receive 15% of the net sales proceeds arising from the sale of Target.

(c) Liabilities of Target. Buyer takes the stock of Target subject to all the liabilities of Target as they existed as of the Closing Date.

(d) Releases. On Closing, Buyer shall release Seller of any and all claims it may have up through the date of Closing of this Agreement. Seller shall release Buyer, Buyer's subsidiaries, past and present officers and directors of Buyer and Buyer's subsidiaries, and agents, attorneys, consultants and employees of Buyer of any and all claims it may have against Buyer up through the date of Closing of this Agreement, including any rights under the Covenant not to Compete contained in the June 14, 2000 Stock Purchase Agreement and/or Employment Agreement and/or Non-Compete Agreement between Tim McQuaid and Popmail.com and Fan Asylum, Inc. (together, the "2000 Stock Purchase Agreement").

(e) Popmail Shares. The 87,673 shares of PopMail.com, inc. referenced in 2(b) above shall be released from escrow to Buyer upon the Closing, and shall be included in the next registration statement which PopMail.com, inc. prepares and be `locked up' (no public sale allowed) for 90 days from the Closing Date. Provided, however, that if said registration statement is not accepted, PopMail.com, inc. agrees to include said share on each subsequent registration statement which it files for any stock of the same class.

(f) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McQuaid, Metzler, Bedford & Van Zandt, commencing at 5:00 p.m. local time on or before February 15, 2001 or such other date as the Buyer and Seller may mutually determine (the "Closing Date).

(g) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in 7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in 7(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of his or its Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and will deliver all of Target's corporate and financial records, and the releases of liens described in 3(a)(v) below, iv) the Buyer will deliver to Seller the cash consideration specified in 2(b) above, and (v) the Seller will deliver to the Buyer the shares of PopMail.com, inc. described in 2(e) above.

3. Representations and Warranties Concerning the Transaction.

(a) Representations and Warranties of the Seller. Seller represents and warrants to the Buyer that the statements contained in this 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3(a)) with respect to himself or itself, except as set forth herein.

(i) Organization of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(ii) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(iii) Noncontravention. Other than the liens specifically identified in 3(a)(v) below, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

(iv) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

(v) Target Shares. The Seller holds of record and owns beneficially 1,000 Target Shares, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target. In addition to, and not by way of limitation of the foregoing, Seller specifically warrants that it will deliver the Target Shares free and clear of any liens held or purported to be held by the Shaar Fund Ltd., SDK Investments, GSI Ventures, LLC, or Stephen King or any Affiliate of any of them.

(b) Representations and Warranties of the Buyer. Buyer represents and warrants to the Seller that the statements contained in this 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3(b)), except as set forth herein.

(i) Authorization of Transaction. The Buyer has full power and to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(ii) Noncontravention, Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

(iii) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

(iv) Investment. The Buyer is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

4. Representations and Warranties Concerning the Target. Subject to the representations and warranties given by the Selling Shareholders in Article IV of the 2000 Stock Purchase Agreement being correct in all material respects, Seller makes the following Representations and Warranties:

(a) Organization, Qualification, and Corporate Power. Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b) Capitalization. The entire authorized capital stock of the Target consists of ten million (10,000,000) Target Shares, of which one thousand (1,000) Target Shares are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

(c) Title to Tangible Assets. The Target has good and marketable title to, or a valid leasehold interest in, the material tangible assets it uses regularly in the conduct of its business.

(d) Tax Matters. Seller will be responsible for all state and federal Income Tax Returns that Target is or was required to file while the Seller owned Target through the Closing Date, and has or will pay all Income Taxes owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of the Target taken as a whole. Seller covenants that it will not report in any Income Tax Return or related filing any allocation to Target of items of income or expenses that is not reflected on the books as maintained by Target for the time that Seller has been the owner of Target's shares, except to the extent that such allocation is required by the Code or regulations thereunder.

(e) Real Property. Target owns no real estate, and leases its current office property from Buyer.

(f) Intellectual Property. Seller has not transferred any of the intellectual property held by Target when it was acquired by Seller to any party. Any Intellectual Property held by Seller as of the date of acquisition of Target by Seller, unless it has expired, lapsed or otherwise been terminated through no fault of Seller, remains the property of Target.

(g) Contracts. Seller has not caused Target to enter into any contract not signed by Tim McQuaid.

(h) Litigation. To the Knowledge of Seller, other than the case of Law and Cerreta v. McQuaid and Fan Asylum, Inc. (Civ. Case No. 314245, San Francisco Superior Court) there is no instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Target taken as a whole.

(i) Disclaimer of other Representations and Warranties. Except as expressly set forth in Sections 2(e), 3 and this Section 4, the Seller make no representation or warranty, express or implied, at law or in equity, in respect of the Target, its Subsidiaries, or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in Section 3 and this Section 4, the Buyer is purchasing the Target shares on an "as-is, where-is" basis.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 7 below).

(b) Exclusivity. Seller will not (and the Seller will not cause or permit Target to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Target (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Seller, the Target, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under 8 below).

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Target, each of the other Parties shall cooperate with him or it and his or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under 8 below).

(c) Funding. (i) Any capital (or funding of any kind) advanced to Target by Seller on or after January 31, 2001 and through the date of Close shall be reimbursed to Seller at Closing. (ii) Buyer commits to providing a minimum of $200,000 in funding to Target within 90 days of Closing.

(d) Disbursements from Escrows. So long as all other conditions of this Agreement are satisfied, Buyer and Seller covenant to execute escrow instructions at Closing which pertain to the escrow held by the law firm of Maslon Edelman Borman & Brand, LLP (the "Escrow Agent") instructing the Escrow Agent to disburse $50,000 of $100,000 in its possession to Seller and to hold the remaining $50,000 in accordance with this Section 6(d). Buyer shall thereafter cause Target to endeavor to secure a suitable fan club contract with Aerosmith. Seller shall file a registration statement which includes Buyer's 87,673 shares of PopMail.com, inc. described in sections 2(b) and 2(e) above. If and only if a contract with Aerosmith is secured, and said registration statement is filed, both to be consummated no later than 60 days following the Closing, then Buyer and Seller covenant to execute further escrow instructions to the Escrow Agent instructing it to disburse the remaining $50,000 of $100,000 in its possession to Seller. If either condition is not satisfied within 60 days following the Closing, then the Escrow Agent shall return the remaining $50,000 in funds in its possession to Buyer, and Buyer shall have no further obligation to Seller.

7. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in 3(a) and 4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in 7(a)(i)-(iii) is satisfied in all respects;

(v) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this 7(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in 7(b)(i)-(iii) is satisfied in all respects;

(v) Seller's Board of Directors shall have approved and Seller's secured lenders shall have approved and released all liens on Target Stock and Target assets;

(vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be [reasonably] satisfactory in form and substance to the Requisite Seller.

Seller may waive any condition specified in this 7(b) if it executes a writing so stating at or prior to the Closing.

8. Survival of Representations and Warranties.

Other than as set forth in 4(d) and in 4(f) above, none of the representations and warranties of the Seller contained in 4 above shall survive the Closing hereunder. All of the representations and warranties of the Parties contained in 3 above shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

9. Termination.

(a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) the Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has given the Buyer any notice pursuant to this Agreement above and (B) the development that is the subject of the notice has had a material adverse effect upon the financial condition of the Target taken as a whole;

(iii) the Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement (other than the representations and warranties in 4 above) in any material respect, the Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 15, 2001, (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iv) Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 15, 2001, (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement).

(b) Effect of Termination. If any Party terminates this Agreement pursuant to 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained herein shall survive termination.

10. Miscellaneous.

(a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller: Copy to:

PopMail.com, inc. Maslon, Edelman, Borman & Brand

Attn: Stephen Spohn Attn: William Mower

1333 Corporate Drive 3300 Norwest Center

Suite 350 Minneapolis, Minnesota 55402

Irving, Texas 75038

If to the Buyer:

Fan Asylum, Inc.

Attn: Tim McQuaid

1250 Folsom Street

San Francisco, CA 94103

Copy to:

McQuaid, Metzler, Bedford & Van Zandt, LLP

Attn: J. Dennis McQuaid, Esq.

221 Main Street, 16th Floor

San Francisco, CA 94105

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

(i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses. Each of the Buyer, the Target, and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

(m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PopMail.com, inc. PopMail.com, inc.

Stephen J. Spohn, Secretary Stephen J. Spohn, C.F.O.

By: ________________________ By: _______________________

TIM McQUAID

By: __________________________